UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2011

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, the Registrant’s Board of Directors increased the size of the Board from eleven to twelve members and elected Stuart A. Taylor, II to the Board of Directors. Mr. Taylor will serve as a Class I director, whose term will expire in 2014, and as a member of the Audit Committee and Finance Committee of the Board.

Mr. Taylor will receive compensation pursuant to the Summary of Director Compensation which has been described in the Company’s proxy statement for the 2011 annual meeting of stockholders that was filed with the SEC on March 30, 2011.

A Press Release announcing the election of Mr. Taylor to the Board of Directors of the Registrant is attached as Exhibit 99.1 and incorporated herein by reference.

On December 7, 2011, Frederick B. Hegi, Jr. announced to the Board his intention to retire from the Board of Directors at the 2012 annual meeting of stockholders. At the same time, the Board of Directors elected Charles K. Crovitz as Chairman of the Board, effective as of December 7, 2011.

A Press Release announcing the election of Mr. Crovitz as Chairman of the Board of Directors of the Registrant is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1*	Press Release, dated December 7, 2011, announcing the election of Stuart A. Taylor, II to the Board of Directors of the Registrant.

99.2*	Press Release, dated December 7, 2011, announcing the election of Charles K. Crovitz as Chairman of the Board of Directors of the Registrant.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: December 8, 2011	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURENT REPORT ON FORM 8-K

DATED DECEMBER 8, 2011

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated December 7, 2011, announcing the election of Stuart A. Taylor, II to the Board of Directors of the Registrant.	Filed Herewith

99.2	Press Release, dated December 7, 2011, announcing the election of Charles K. Crovitz as Chairman of the Board of Directors of the Registrant.	Filed Herewith